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                                                                    EXHIBIT 4(1)

                     THE WARRANTS EVIDENCED BY THIS WARRANT
                  CERTIFICATE, AND THE WARRANT SHARES ISSUABLE
                 UPON EXERCISE THEREOF, HAVE NOT BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                    AND MAY BE TRANSFERRED ONLY IN ACCORDANCE
                   WITH SECTION 5 OF THIS WARRANT CERTIFICATE

                               WARRANT CERTIFICATE

                      For the Purchase of 891,250 Shares of
                   Common Stock of WINNERS ENTERTAINMENT, INC.

WARRANT CERTIFICATE NO. 1

                  This Warrant Certificate certifies that Madeleine LLC (the "Original Holder") is the registered holder of 891,250 Warrants (as hereinafter defined) to purchase shares of Common Stock (as hereinafter defined) of Winners Entertainment, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the Holder (as hereinafter defined) upon exercise to receive one Warrant Share (as hereinafter defined) at the Purchase Price (as hereinafter defined), which shall initially be $1.06 per share, which shall be payable in lawful funds of the United States of America. The number of shares of Common Stock purchasable hereunder and the Purchase Price therefor are subject to adjustment as hereinafter provided in Section 7 and Section 13. The Warrants evidenced by this Warrant Certificate have been issued in connection with the transactions contemplated by the Term Loan Agreement, dated as of July 2, 1996, among Mountaineer Park, Inc., a West Virginia corporation and a wholly-owned subsidiary of the Company ("Mountaineer"), the Company and the Original Holder (the "Term Loan Agreement").

                  The Warrants are subject to the following further terms and conditions:

                  1.       DEFINITIONS

                  "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government of the United States of America then administering the Securities Act or the Exchange Act.

                  "Common Stock" shall mean and include the Company's authorized voting Common Stock, $0.00001 par value per share, as constituted at the Date of Issuance, and shall also include any class of the capital stock of the Company hereafter authorized which shall neither: (i) be limited to a fixed sum or a percentage of par value in respect of the rights of the holders thereof to receive dividends and to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company; nor (ii) be subject at any time to redemption by the Company; provided, however, that, except as provided in Section 7, the Common Stock receivable upon exercise of any Warrant shall include only shares of the capital stock of the Company designated as voting Common Stock on the Date of Issuance, or shares of any class or classes of the voting capital stock of the Company resulting from any reclassification or reclassifications of such Common Stock which are not limited to any such fixed sum or percentage of par value and which are not subject to any such redemption.

                  "Company" shall have the meaning given to such term in the first paragraph of this Warrant Certificate.
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                  "Controlling Interest" shall have the meaning given to such term in Section 4.3(h).

                  "Convertible Securities" shall have the meaning given to such term in Section 7.2.

                  "Date of Issuance" shall have the meaning given to such term in Section 12.

                  "Event" shall have the meaning given to such term in Section 7.2.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Exercise Period" shall have the meaning given to such term in
Section 4.2.

                  "Exercise Time" shall have the meaning given to such term in
Section 4.3.

                  "Financing Facility" shall have the meaning given to such term in Section 7.2.

                  "Generally Accepted Accounting Principles" shall mean, at any particular time, generally accepted accounting principles as in effect at such time; provided, however, that, if employment of more than one principle shall be permissible at such time in respect of a particular accounting matter, "Generally Accepted Accounting Principles" shall refer to the principle which is then employed by the Company with the concurrence of its independent certified public accountants.

                  "Holder" shall mean the Original Holder and its successors and permitted assigns. Unless the context otherwise requires, "Holder" shall include a registered owner of Warrant Shares.

                  "indemnified party" shall have the meaning given to such term in Section 5.7(b).

                  "Mountaineer" shall have the meaning given to such term in the first paragraph of this Warrant Certificate.

                  "Options" shall have the meaning given to such term in
Section 7.2.

                  "Original Holder" shall have the meaning given such term in the first paragraph of this Warrant Certificate.

                  "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.

                  "Purchase Price" shall have the meaning given such term in
Section 7.1.

                  "Registrable Securities" shall mean the Warrants and all Warrant Shares issuable or issued upon exercise of the Warrants. Any such securities shall cease to constitute "Registrable Securities" when such securities have been disposed of by the Holder pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 (or any successor rule) of the Commission under the Securities Act. "Registrable Securities" shall include any securities issued as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding Registrable Securities into a greater number of securities (by reclassification, stock split or otherwise) or that may be issued in respect of, in exchange for or in substitution of any Registrable Securities, whether by the Company or its successors or assigns.

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                  "Registration Expenses" shall have the meaning set forth in
Section 5.6.

                  "Registration Rights Agreement" shall the mean the Registrations Rights Agreement, dated as of the Date of Issuance, between the Company and the Original Holder.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Term Loan Agreement" shall have the meaning given such term in the first paragraph of this Warrant Certificate.

                  "Transfer" shall include any sale, transfer, assignment or other disposition of any Warrants or Warrant Shares, or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

                  "Underwriter" shall have the meaning given such term in
Section 5.4.

                  "Warrant Certificates" means this Warrant Certificate and the other Warrant Certificates of the Company issued on the Date of Issuance or at any time thereafter in connection with the transactions contemplated by Term Loan Agreement (including, but not limited to, the replacement Warrant Certificates issued on the date hereof to Bridge Capital, LLC and Brownstone Holdings, LLC, each entitling the registered holder thereof to purchase 25,000 shares of Common Stock), and any certificates issued in exchange or replacement thereof.

                  "Warrants" shall mean the Warrants represented hereby and such other warrants as are issued in exchange, transfer or replacement of any Warrants.

                  "Warrant Shares" shall mean the shares of Common Stock purchased or purchasable in connection with the exercise of Warrants pursuant to
Section 4 hereof.

                  Any terms used in this Warrant Certificate which are not defined in this Section 1 have the meanings respectively set forth elsewhere in this Warrant Certificate.

                  2.       OWNERSHIP OF THE WARRANTS

                  The Company may deem and treat the Person in whose name the Warrants are registered as the Holder for all purposes, notwithstanding any notations of ownership or writing made hereon by anyone other than the Company, and shall not be affected by any notice to the contrary, until presentation of this Warrant Certificate for registration of transfer as provided in Section 3. The Company shall maintain at its office in Laguna Beach, California or in Chester, West Virginia, a register for the Warrants, in which the Company shall record the name and address of the Person in whose name each Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within five days after the Holder shall by written notice to the Company request the same, the Company will deliver to the Holder a certificate, signed by one of its officers, listing the names and addresses of every other holder of Warrants and/or Warrant Shares who is a successor or a direct or indirect assignee of the Original Holder, as such information appears in said register and in the stock transfer books of the Company at the close of business on the day before such certificate is signed.

                  3.       EXCHANGE, TRANSFER AND REPLACEMENT

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder to the Company at its office or agency provided for in
Section 2, for new Warrant Certificates of



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like tenor, representing in the aggregate the right to purchase the number of shares of Common Stock purchasable hereunder, each of such new Warrant Certificates to represent the right to purchase such number of shares of Common Stock as shall be designated by the Holder at the time of such surrender. Subject to Section 5 hereof, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, in accordance with Section 2, by the Holder hereof in person or by duly authorized attorney, and a new Warrant Certificate shall promptly be made and delivered by the Company, of the same tenor as this Warrant Certificate but registered in the name of the transferee, upon surrender of this Warrant Certificate together with a duly completed Assignment, substantially in the form attached hereto as Exhibit I, at the office of the Company where the register provided for in Section 2 is maintained. Upon receipt by the Company at its office provided for in Section 2 of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in replacement of this Warrant Certificate. This Warrant Certificate shall be promptly canceled by the Company upon the surrender thereof in connection with any exchange, transfer or replacement. The Company shall pay all taxes and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrant Certificates pursuant to this Section 3.

                  4.       EXERCISE

                  4.1. Right to Exercise. The Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant Certificate at the times set forth in Section 4.2.

                  4.2. Exercise Period. The Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant Certificate at any time and from time to time after the date hereof and until 5:00 p.m., Pacific Time, on July 2, 2001 (the "Exercise Period").

                  4.3. Exercise Procedure. (a) Warrants will be deemed to have been exercised as of the date during the Exercise Period when the Company has received all of the following items (the "Exercise Time"):

                  (i) a completed Exercise Agreement, as described in Section
4.4 below, executed by the Holder;

                  (ii) this Warrant Certificate; and

                  (iii) cash or a certified or official bank check payable to the Company in an amount equal to the then effective Purchase Price for the shares for which this Warrant Certificate is being exercised.

                  (b) Certificates for Warrant Shares purchased upon the exercise of Warrants will be delivered by the Company to the Holder within five business days after the date of the Exercise Time. Unless the remaining Warrants have expired or have been exercised, the Company will prepare a new Warrant Certificate, substantially identical hereto, representing the Warrants formerly represented by this Warrant Certificate which have not expired or been exercised and will, within such five-day period, deliver such new Warrant Certificate to the Holder. Notwithstanding anything to the contrary set forth herein, the business day periods provided for in this paragraph shall, without any further action, be reduced to such shorter time period as shall be necessary in order for the Holder to effect any Transfer of Warrants or Warrant Shares in accordance with any applicable clearing procedures or other procedures governing registration of transfer. In the case of a public offering of any Registrable Securities, the provisions set forth in this Section 4.3(b)



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shall, to the extent applicable, be subject to clause (vi) of Section 5.5.

                  (c) The Warrant Shares shall, when issued, be duly authorized, validly issued, previously unissued, fully paid and nonassessable and will be free from all taxes, liens and charges with respect thereto.

                  (d) Warrant Shares will be deemed to have been issued at the Exercise Time, and the Person in whose name such shares are registered will be deemed for all purposes to have become the Holder of such shares at the Exercise Time.

                  (e) The issuance of certificates for Warrant Shares upon the exercise of Warrants will be made without charge for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

                  (f) The Company will not close its books against the transfer of the Warrants or of any of the Warrant Shares in any manner which interferes with the timely exercise of the Warrants or the timely transfer of all or any part of this Warrant Certificate or the Warrant Shares. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon the exercise of Warrants is at all times equal to or less than the Purchase Price then in effect.

                  (g) Upon the exercise of Warrants, the Holder of the Warrant Shares issued upon the exercise of the Warrants shall be entitled to all of the rights, and shall be subject to all of the obligations, set forth herein, in each case to the extent provided for herein.

                  (h) The right of the Holder to exercise any Warrants hereunder shall be expressly limited to the extent that the Holder (together with its affiliates or other persons or entities controlled by or under common control with the Holder) will thereafter own in the aggregate more than 5% of the then issued and outstanding Common Stock (a "Controlling Interest"), unless the Holder's ownership of such a Controlling Interest has been approved by the West Virginia Lottery Commission or such approval shall no longer be required under applicable law. The Company shall use its best efforts to obtain, or help obtain, as applicable, any such approval.

                  4.4. Exercise Agreement. Upon any exercise of the Warrants, the Exercise Agreement will be substantially in the form set forth in Exhibit II hereto, except that if the Warrant Shares are not to be issued in the name of the Holder, the Exercise Agreement will also state the name or names of the Person or Persons to whom the certificates for Warrant Shares are to be issued, and the Holder shall comply with Sections 5.1 and 5.2 hereof in connection therewith. The Exercise Agreement shall be dated the actual date of execution thereof.

                  5. TRANSFER AND REGISTRATION

                  5.1. Restrictions on Transfer Generally. Notwithstanding any provisions contained in this Warrant Certificate to the contrary, the Warrants shall not be transferable and the related Warrant Shares shall not be issuable to any Person, or transferable by the Holder thereof, except upon satisfaction of the conditions specified in this Section 5.1. Such conditions are intended to insure compliance with the provisions of the Securities Act in respect of the exercise of the Warrants or the Transfer of the Warrants or Warrant Shares. The Holder agrees that it will not: (i) Transfer Warrants prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Section 5.2, or until registration under the Securities Act of the Warrants and all related Warrant Shares has become effective; (ii) request the issuance to any Person of Warrant Shares issuable upon the exercise of Warrants prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Section 5.2, or until registration of



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the related Warrant Shares under the Securities Act has become effective; or
(iii) Transfer any Warrant Shares prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Section 5.2, or until registration of such Warrant Shares under the Securities Act has become effective. Compliance with the foregoing provisions shall not be required for any Transfer of Warrants or of Warrant Shares by the Holder to the Company.

                  5.2. Opinion of Counsel. Subject to Section 5.11, so long as this Warrant Certificate, or any certificate for Warrant Shares issued upon the exercise of Warrants, bears the legend required by Section 5.10, the Holder agrees that, prior to any Transfer or attempted Transfer of Warrants or Warrant Shares evidenced by such certificate, it shall give written notice to the Company of its intention to effect such Transfer. Any such notice shall describe the manner and timing of the proposed Transfer in reasonable detail. Such notice shall be accompanied by an opinion of counsel for the Holder, in form and substance reasonably satisfactory to the Company, stating that the proposed Transfer may be effected without registration of the securities to be transferred under the Securities Act, following receipt of which the Company shall promptly, at such time as shall be requested by the Holder, give effect to such Transfer in accordance with the terms of the notice delivered by the Holder to the Company. Each Warrant Certificate or certificate evidencing Warrants Shares, as the case may be, issued to a transferee in such Transfer shall bear the legend set forth in Section 5.10 if required by such Section , unless, in the opinion of counsel for the Company, such legend is not required or appropriate in order to insure compliance with the Securities Act. Notwithstanding anything to the contrary in this Section 5.2, if in the reasonable opinion of counsel for the Company, the proposed Transfer may not be effected without registration under the Securities Act, the Company shall promptly (and, in any case, within two business days after receiving the notice of proposed Transfer from the Holder) so notify the Holder and the Holder shall not consummate such Transfer until the required registration under the Securities Act has become effective, except in another transaction exempt from the registration requirements of the Securities Act.

                  5.3. Registration. The Company shall use its best efforts to, within 120 days after the Date of Issuance, effect the registration on an applicable form under the Securities Act of the resale of the Warrants and the issuance or, if not permissible under the Securities Act, the resale of the Warrant Shares. The Company shall use its best efforts to keep such registration statement filed and declared effective pursuant to this Warrant Certificate continuously effective until such time as (i) none of the securities covered by such registration statement shall constitute Registrable Securities or (ii) all of the Registrable Securities covered by such registration statement are freely transferable pursuant to Rule 144(k); provided, however, that, notwithstanding the foregoing, prior to the suspension or termination of the effectiveness of any registration statement pursuant to either clause (i) or clause (ii) of this sentence, (A) the Company shall have delivered to the Holder an opinion of counsel to the Company satisfactory in form and substance to the Holder and its counsel stating that the applicable condition precedent to the termination of the effectiveness of the registration statement set forth in this sentence has been satisfied and (B) the Holder and its counsel shall have concurred with the conclusions set out in such opinion. If the Company shall fail to file any registration statement required to be filed by the Company pursuant to this
Section 5.3 on or before the date that is 90 days after the Date of Issuance, the Company shall, within five days thereafter, pay to the Holder, in cash, with respect to each Warrant Share held by the Holder (determined on an as-converted basis), an amount that is equal to the greater of (i) 10% of the closing price of the Common Stock on the business day immediately preceding such 90th day and
(ii) $350,000 divided by the number of Warrant Shares (determined on an as-converted basis) required to be included on such registration statement (the "Initial Penalty"). In the event that a registration statement required to be filed pursuant to this Agreement shall fail to be declared effective on or before February 1, 1997, the Company shall pay to the Holder an additional amount equal to 5% of the closing price of the Common Stock on the business day immediately preceding February 1, 1997 for each Warrant Share (determined on an as-converted basis) to be included on such registration statement (the "Secondary Penalty"). If such registration statement is not declared


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effective by March 31, 1997, the Company shall pay to the Holder an additional penalty of 10% of the closing price of the Common Stock on March 31, 1997, and on the last day of each month thereafter (each a "10% Due Date") on the business day immediately preceeding such 10% Due Date for each Warrant Share (determined on an as-converted basis) to be included on such registration statement until such registration statement is declared effective (the "Final Penalties"). With respect to any subsequent registration statement required to be filed hereunder, the time for determination of (i) the Initial Penalty shall be 90 days from the date of demand for the filing of such registration statement (the "Demand Date"), (ii) the Secondary Penalty shall be seven calander months from the Demand Date, and (iii) the Final Penalties shall be nine calendar months from the Demand Date. The amount of any penalties due in connection therewith shall be determined as set forth above in connection with the initial registration statement to be filed hereunder. For purposes of this paragraph, the closing price of such security for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (i) on the principal national securities exchange on which such security is listed or to which such security is admitted to trading or (ii) if such security is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by The Nasdaq National Market or a comparable system, or (iii) if such security is not listed on The Nasdaq National Market or a comparable system, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the closing price of such security cannot be determined pursuant to the foregoing sentence, the closing price shall be the fair market value of such security as determined in good faith by the Board of Directors of the Company. Without limiting the remedies available to the Holder, the Company acknowledges that any failure by the Company to comply with its obligations under this Section 5.3 may result in material irreparable injury to the Holder (and/or subsequent holders) for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Holder (or any subsequent holder of Registrable Securities) may obtain such relief as may be required to specifically enforce the Company's obligations under this Section 5.3. Notwithstanding anything in this Warrant certificate to the contrary, so long as the Company is in compliance with its obligations with respect to the payment of any penalties pursuant to this Section 5.3, it shall not be in breach of its obligation to register Common Stock or Warrants under this Section 5.3.

                  5.4. Underwritten Offering. The Holder may sell any or all of its Registrable Securities in an underwritten offering; provided, however, that, nothing contained in this Section 5.4 shall in any way accelerate the obligation of the Company set forth in the first sentence of Section 5.3. If the Holder desires to do so, it shall so notify the Company in writing, stating in such notice the number and class of securities proposed to be sold. Within five days after receipt of such notice, the Company shall mail a notice stating that the Holder has requested an underwritten offering of all or part of its Registrable Securities (which notice shall state the number and class of securities proposed to be sold by the Holder) to any other holders of Registrable Securities and to any other holders of "Registrable Securities" under any other Warrant Certificates or the Registration Rights Agreement. Any such other holder desiring to participate in the underwritten offering shall be entitled to do so, provided that such holder notifies the Company of its intent to so participate (specifying in its notice the number of securities proposed to be sold, all of which shall be required to be of the same class as those set forth in the Holder's notice) not later than the date that is fifteen days after the date on which the Company mailed notice of such underwritten offering to such other holder. In any such underwritten offering requested by the Holder, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Holder, subject to the reasonable approval of the holders of a majority of the securities (determined on an as-converted basis and including the Holder's Registrable Securities) proposed to be included in such offering and the reasonable approval of the Company. Notwithstanding anything to the contrary set forth





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herein, if the Underwriter determines that the number of securities includable in an underwritten offering requested by the Holder is limited due to market conditions, priority shall be given first to the Registrable Securities and any other securities constituting "Registrable Securities" under any other Warrant Certificate or the Registration Rights Agreement held by the Holder and then to securities held by all other holders of securities proposing to sell securities in such underwritten offering on a pro rata basis (determined on an as-converted basis). Any holder of securities requesting the inclusion of securities held by such holder in an underwritten offering pursuant to this
Section 5.4 (including the Holder) may, at any time (subject to any arrangements entered into with the Underwriters), withdraw all or any part of its securities from such underwritten offering. Notwithstanding anything to the contrary herein, the provisions of this Section 5.4 shall not apply to any securities that are freely transferable pursuant to Rule 144(k) under the Securities Act.

                  5.5. Registration Procedures; Obligations of the Company. In connection with its obligations under Section 5.3 and Section 5.4, the Company shall, in addition to such other requirements as are set forth elsewhere in this Warrant Certificate, including, without limitation, in Section 5.3 and Section 5.4:

                                (i) prepare and file with the Commission a
                  registration statement on an applicable form under the Securities Act with respect to the applicable securities, use its best efforts to cause such registration statement to become effective within the applicable time period and promptly prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by the registration statement, including, without limitation, such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such securities or as may be necessary upon the occurrence of an event contemplated by clause (E) of paragraph (ii) of this Section 5.5, and use its best efforts to cause any such amendment to become effective and such registration statement to become usable as soon as thereafter practicable;

                                (ii) notify the Holder promptly and, if
                  requested by the Holder, confirm such advice in writing, (A) when any registration statement filed hereunder has become effective and when any post-effective amendments and supplements thereto have been filed and become effective, (B) of any request by the Commission or any state securities authority for amendments and supplements to any registration statement filed hereunder and related prospectus or for additional information after the registration statement has become effective, (C) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of any registration statement filed hereunder or the initiation of any proceedings for that purpose, (D) if, between the effective date of any registration statement filed hereunder and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event which makes any statement made in any registration statement filed hereunder or the related prospectus untrue in any material respect or which requires the making of any changes in the registration statement or prospectus in order to make the statements therein not misleading and (F) of any determination by the Company that



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
                  a post-effective amendment to any registration statement filed hereunder would be appropriate;

                                    (iii) make every reasonable effort to obtain
                  the withdrawal of any order suspending the effectiveness of any registration statement filed hereunder at the earliest possible moment and provide prompt notice to the Holder of the withdrawal of any such order;

                                    (iv) promptly furnish to the Holder and any
                  Underwriter such number of copies of a prospectus, including a preliminary prospectus and any prospectus supplement, in conformity with the requirements of the Securities Act, and such other documents as the Holder and/or Underwriter may reasonably request in order to facilitate the public sale or other disposition of Registrable Securities;

                                    (v) use its best efforts to register or
                  qualify on a timely basis the Registrable Securities covered by any registration statement filed hereunder under such other securities or blue sky or other applicable laws of such jurisdictions within the United States as the Holder shall reasonably request to enable the Holder to consummate the public sale or other disposition in such jurisdictions of Registrable Securities;

                                    (vi) cooperate with the Holder to facilitate
                  the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such amounts and registered in such names as the Holder may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

                                    (vii) upon the occurrence of any event
                  contemplated by clause (E) of paragraph (ii) of this Section 5.5, notify the Holder to suspend use of any applicable prospectus as promptly as practicable after the occurrence of such an event;

                                    (viii) within a reasonable time prior to the
                  filing of any registration statement to be filed hereunder, prospectus to be included therein, or amendment or supplement to either of the foregoing, provide copies of such document to the Holder and its counsel, and make such of the representatives of the Company as shall be reasonably requested by the Holder or its counsel available for discussion of such document, and shall not at any time file or make any amendment or supplement to any such document of which the Holder and its counsel shall not have previously been advised and furnished a copy or in a form in which the holders of a majority of the securities covered by such registration statement (determined on an as-converted basis) or their counsel shall reasonably object on a timely basis;

                                    (ix) make available for inspection by a
                  representative of the Holder, any Underwriter participating in any disposition pursuant to any registration statement filed hereunder and attorneys and accountants designated by the Holder or any Underwriter, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the registration statement; provided, however that such representatives, Underwriters, attorneys or accountants agree to keep confidential any records, information or documents that are designated by the

                  Company in writing as confidential and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose, unless (A) such records, information or documents (I) are available to the public, (II) were already in such representatives', Underwriters', attorneys' or accountants' possession prior to their receipt from the Company and they do not otherwise have any obligation to keep such records, information or documents confidential or
                  (III) are obtained by such representatives, Underwriters, attorneys or accountants from a third person who, insofar as is known to such representatives, Underwriters, attorneys or accountants, is not prohibited from transmitting the information to such representatives, Underwriters, attorneys or accountants by a contractual, legal or fiduciary obligation to the Company or a third party, or (B) disclosure of such records, information or documents is required by court or administrative order after the exhaustion of appeals therefrom;

                                (x) use its best efforts to cause all
                  Registrable Securities to be listed or traded on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed or traded, to the extent such Registrable Securities satisfy applicable listing or trading requirements; provided, that, for purposes of this clause (x), the Warrants shall not be deemed to be similar to the Common Stock.

                                (xi) enter into such customary agreements and
                  take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of Registrable Securities (including, but not limited to, pursuant to an underwritten offering), and in such connection,
                  (A) to the extent possible, make such representations and warranties to the Holder and any Underwriters of Registrable Securities with respect to the business of the Company and its subsidiaries and its or its subsidiaries' joint ventures, the applicable registration statement, prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to Underwriters in underwritten offerings, and confirm the same if and when requested, (B) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holder and any Underwriters and their respective counsel) addressed to the Holder and any Underwriter, covering the matters customarily covered in opinions requested in underwritten offerings, (C) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company or any joint venture in which the Company or any of its subsidiaries is a partner, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the applicable registration statement) addressed to the Holder and any Underwriter, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (D) deliver such documents and certificates as may be reasonably requested by the Holder or any Underwriter, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in any underwriting agreement.

                                    (xii) take, or refrain from taking, such
                  other actions, and execute and deliver such other documents, as may reasonably be requested by the Holder or any Underwriter.

                  5.6. Expenses of Registration. All expenses incurred in effecting any registration pursuant to this Section 5 (collectively, "Registration Expenses"), including, without limitation, all registration and filing fees, listing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company and expenses of any audits incidental to or required by any such registration, shall be borne by the Company; provided, that, in the case of all registrations, the Holder shall pay the fees and disbursements of its own counsel and underwriting discounts and commissions in connection with an underwriter offering.

                  5.7. Indemnification. (a) The Company hereby indemnifies and holds harmless the Holder and each officer, director and controlling person of the Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to any action required of or inaction by the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder and each such officer, director and controlling person for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable to the Holder in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by the Holder and stated to be specifically for use in the document containing such untrue statement of a material fact or omitting to state the material fact required to be stated therein.

                  (b) Each party entitled to indemnification hereunder (each an "indemnified party") shall give notice to the Company promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Company (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Company who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the indemnified party. The indemnified party may participate in such defense, but only at such indemnified party's expense. The omission by any indemnified party to give notice as provided herein shall not relieve the Company of its obligations under this Section 5.7(b) except to the extent that the omission results in a failure of actual notice to the Company and the Company is damaged solely as a result of the failure to give notice. The Company shall not, in the defense of any such claim or litigation, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

                  (c) The reimbursement required by this Section 5.7 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (d) To the extent any indemnification by the Company is prohibited or limited by law, the Company agrees to make the maximum contribution permitted by applicable law with respect to any amounts for which it would otherwise be liable under Section 5.7(a).

                  (e) The Company will enter into indemnification and contribution arrangements with the Holder, any other participating securityholders and the Underwriters that are usual and customary and/or reasonable under the circumstances in connection with any underwritten offering to be effected pursuant to Section 5.4; provided, that, nothing contained herein shall require the

Company to indemnify any Underwriter in connection with any statement expressly provided for inclusion in any registration statement by such Underwriter.

                  5.8. Other Registrations. (a) The Company may not, without the prior written consent of the holders of a majority of the participating Registrable Securities (determined on an as-converted basis), permit present or subsequent investors in the Company (other than transferees of Registrable Securities) to participate in any registrations initiated pursuant to Section
5.3 or underwritten offerings requested pursuant to Section 5.4; provided, however, that, nothing contained herein shall be interpreted so as to prohibit the Company from entering into and performing its obligations under Section 5.4, under Section 5.4 of any of the other Warrant Certificates, under the Registration Rights Agreement (including, but not limited to, in respect of securities to be received on future dates pursuant to the Term Loan Agreement) or under any of the registration rights agreements listed on Schedule 5.8(a).

                  (b) To the extent that an underwritten offering is requested pursuant to any other Warrant Certificate or the Registration Rights Agreement, the Holder shall be given the opportunity to elect to participate in such underwritten offering on the terms and subject to the conditions set forth in the Registration Rights Agreement. The Company shall not amend any of such terms in any Warrant Certificate or in the Registration Rights Agreement in a manner adverse to the Holder without the prior written consent of the holders of a majority of the Registrable Securities (determined on an as-converted basis).

                  5.9. Rule 144 Requirements; Adequate Information for Private Sales. (a) At all times and from time to time, the Company shall undertake to make publicly available and available to the Holder, pursuant to Rule 144 of the Commission under the Securities Act, such information as is necessary to enable the Holder to make sales of Registrable Securities pursuant to that Rule. The Company shall furnish to the Holder, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144. Notwithstanding the foregoing, the Company shall have no further obligations under this Section 5.9 at such time as all then outstanding Registrable Securities may be sold pursuant to paragraph (k) of Rule 144, as determined by, and set forth in an opinion of, counsel to the Company who is reasonably acceptable to the Holder. The Holder shall notify the Company promptly after it ceases to hold any Registrable Securities.

                  (b) If the Holder desires to effect a Transfer of Registrable Securities without registration under the Securities Act, and if at such time such Transfer cannot be effected pursuant to Rule 144, then the Company, at the Holder's request and at the Company's expense, shall provide the Holder with all such information regarding the Company as would be required in order to enable the Holder to comply with the exemption from registration provided by Section 4(l) of the Securities Act (or any successor provision) or any other applicable exemption from registration.

                  5.10. Legends. (a) Each Warrant Certificate issued in exchange, transfer, or replacement of this Warrant Certificate shall (unless otherwise permitted by Section 5.2 or unless the Warrants to be evidenced by such Warrant Certificate shall have been transferred pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or any successor rule) be stamped or otherwise imprinted with a legend substantially in the form of the legend appearing at the top of the first page of this Warrant Certificate.

                  (b) Each certificate for Warrant Shares, including any such certificate issued to a subsequent transferee, shall (unless otherwise permitted by Section 5.2 or unless the Warrant Shares to be evidenced by such certificate shall have been issued or transferred pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or any successor rule) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE TRANSFER OF SAID SECURITIES IS SUBJECT TO THE RESTRICTIONS SET FORTH IN
                  SECTION 5 OF THE WARRANT CERTIFICATE, DATED AS OF JULY 2, 1996, OF WINNERS ENTERTAINMENT, INC., A COPY OF WHICH HAS BEEN DELIVERED TO THE REGISTERED HOLDER OF THE SECURITIES REPRESENTED HEREBY AND WHICH IS AVAILABLE FOR INSPECTION AT THE HEAD OFFICE OF WINNERS ENTERTAINMENT, INC. NO TRANSFER OF SAID SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SECTION 5 OF THE WARRANT CERTIFICATE SHALL HAVE BEEN COMPLIED WITH."

                  (c) The provisions of Sections 4.3(h), 5.1 and 5.2 and this
Section 5.10 shall be binding upon all subsequent Holders.

                  5.11. Exchange of Certificates. At such time as shall reasonably be requested by the Holder, subject to applicable law regarding the unrestricted transfer of securities, the Company will deliver to the Holder, upon delivery to the Company of a certificate or certificates representing Warrants or Warrant Shares bearing the legend set forth in Section 5.10, a new certificate or certificates representing such Warrants or Warrant Shares but not bearing such legend.

                  6.       COMPANY'S ACKNOWLEDGMENT OF OBLIGATIONS

                  The Company will, at the time of any exercise of Warrants, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder all rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant Certificate; provided, however, that, if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

                  7.       ADJUSTMENTS

                  The number of Warrant Shares purchasable pursuant hereto and the Purchase Price per Warrant Share shall be subject to adjustment from time to time on and after the Date of Issuance as hereinafter provided in this Section 7.

                  7.1. Adjustment of Purchase Price. The initial purchase price per Warrant Share of $1.06 per share shall be subject to adjustment from time to time as hereinafter provided on or after the Date of Issuance (as so adjusted from time to time, the "Purchase Price"). Upon each adjustment of the number of Warrant Shares purchasable pursuant hereto, the Purchase Price shall be reduced to a price determined by dividing the aggregate Purchase Price of all unexercised Warrant Shares in effect immediately prior to such adjustment by the maximum total number of Warrant Shares purchasable immediately after such adjustment.

                  7.2. Adjustment of Number of Shares. If and whenever after the Date of Issuance the Company shall in any manner (i) issue or sell any shares of its Common Stock, (ii) grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), (iii) issue or sell Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, or (iv) declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities (any of the matters referred to in clauses (i), (ii), (iii) and (iv) being an "Event"), the Holder shall thereafter be entitled to purchase in the aggregate, at the Purchase Price resulting from the adjustment provided by Section 7.1, the number of Warrant Shares equal to that percentage of the total number of shares of Common Stock (determined on an as-converted basis) that the Holder was entitled to purchase immediately prior to such Event; provided, however, that, if an adjustment is required to be made pursuant to this sentence in respect of any Event that involves the offer and/or issuance of securities to all of the holders of the Common Stock, the Holder shall thereafter be entitled to receive the number of Warrant Shares which the Holder would have owned immediately following such Event (on an as-converted basis) had the Warrants been exercised immediately prior thereto. Notwithstanding the foregoing, no adjustment shall be made pursuant to any Event: (i) at any time prior to the date that is 30 months after the repayment in full of all of the outstanding principal under the Term Loan Agreement and the $11,100,000 loan facility (the "Financing Facility") contemplated by the letter agreement, dated July 2, 1996, among the Original Holder, Mountaineer and the Company, if (A) the securities issued in connection with the Event were sold for a price (determined on an as-converted basis) exceeding the Purchase Price or (B) if the Event that would result in such adjustment was approved in advance in writing by the holders of a majority of the shares of Common Stock (determined on an as-converted basis) issuable upon the exercise of the warrants represented by the Warrant Certificates, which approval shall not be unreasonably withheld; and
(ii) following the date that is 30 months after the repayment in full of all of the outstanding principal under the Term Loan Agreement and the Financing Facility; provided, however, that, notwithstanding anything to the contrary set forth in clauses (i) and (ii) above, the adjustments provided for in the first sentence of this Section 7.2 shall continue to be made in respect of any Event to the extent that such Event involves the offer and/or issuance of securities to all of the holders of any class of securities of the Company; provided, further, however, that, nothing contained in this sentence shall limit the effect of any adjustment to be made pursuant to any other Section of this Warrant Certificate. Notwithstanding the first sentence of this paragraph, no adjustment shall be made pursuant to this Section 7.2 in respect of the issuance of (i) Common Stock or Options to employees, directors and officers of the Company and its subsidiaries under bona fide employee benefit plans adopted by the Board of Directors, to the extent that, with respect to any applicable fiscal year, shares of Common Stock or Options representing (on an as-converted basis) no more than 1% of the issued and outstanding shares of Common Stock on the Date of Issuance are issued, (ii) Common Stock in the ordinary course of business, the issuance of which has been approved by the Board of Directors, to the extent that, with respect to any applicable fiscal year, shares of Common Stock representing (on an as-converted basis) no more than .5% of the issued and outstanding shares of Common Stock on the Date of Issuance are issued or (iii) warrants or shares of Common Stock pursuant to the terms of the Term Loan Agreement or the Financing Facility.

                  7.3. Record Date. In case at any time the Company shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date shall, for purposes of the adjustments to be made pursuant to this Section 7, be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the payment of such dividend or of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  7.4. Liquidating Dividends. The Company will not declare a dividend upon the Common Stock payable other (i) than out of consolidated earnings for the fiscal year of the Company in respect of which the dividend is paid, determined in accordance with Generally Accepted Accounting Principles consistently applied by the Company's independent certified public accountants, including the making of appropriate deductions for minority interests, if any, in subsidiaries, or (ii) than in Common Stock, unless, in either case, the Company shall pay over to the Holder, on the dividend payment date, the cash, stock or other securities and other property which the Holder would have received if the Holder had exercised the Warrants in full to purchase

Warrant Shares and had been the record holder of such Warrant Shares on the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earnings only to the extent that such earnings are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

                  7.5. Subdivision or Combination of Shares. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall thereafter be proportionally reduced and the number of shares of Common Stock purchasable hereunder shall be proportionately increased so that the Holder shall be entitled to receive the number of Warrant Shares which the Holder would have owned immediately following such action had the Warrants been exercised immediately prior thereto at the aggregate Purchase Price in effect immediately prior to such action. In case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable hereunder shall be proportionately reduced so that the Holder shall thereafter be entitled to receive the number of Warrant Shares which the Holder would have owned immediately following such action had the Warrants been exercised immediately prior thereto at the aggregate Purchase Price in effect immediately prior to such action.

                  7.6. Reorganization, Merger, etc. If any capital reorganization or reclassification of the capital stock of the Company (other than as provided in Section 7.5), or consolidation or merger of the Company with another corporation, or the sale or conveyance, of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock, then, prior to and as a condition of such reorganization, reclassification, consolidation, merger, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant Certificate and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, sale or conveyance not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Purchase Price and of the number of Warrant Shares purchasable upon the exercise of the Warrants and for the registration of Registrable Securities to the extent provided in Section 5) shall thereafter be applicable, as nearly as may be in relation to any stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such assets shall
(i) assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and containing the express assumption by such survivor or successor corporation of the due and punctual performance and observance of every provision of this Warrant Certificate to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder, and (ii) deliver to the Holder an opinion of counsel, in form and substance reasonably satisfactory to the Holder, to the effect that such written instrument has been duly authorized, executed and delivered by such survivor or successor corporation and constitutes a legal, valid and binding instrument enforceable against such survivor or successor corporation in accordance with its terms, and to such further effects as the Holder may request.

                  7.7. Exceptions to Adjustment of Purchase Price. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Purchase Price upon the issuance of Warrants, the issuance of Warrant Shares upon the exercise of Warrants or the issuance of warrants or shares of Common Stock in connection with the Financing Facility.

                  7.8. Treasury Shares. The number of shares of Common Stock outstanding at any time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of Section

                  7.9. Company to Prevent Dilution. In case at any time or from time to time conditions arise, which are not adequately covered by the provisions of this Section 7, and which might materially and adversely affect the exercise rights of the Holder, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized national standing, which may be the firm regularly retained by the Company, which shall give their opinion upon the adjustment, if any, necessary with respect to the Purchase Price and/or number of Warrant Shares issuable upon the exercise of the Warrants, on a basis consistent with the standards established in the other provisions of this Section 7, so as to preserve, without dilution, the exercise rights of the Holder. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

                  7.10. Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of the Warrants, or upon any adjustment in the Purchase Price (in each case to the extent applicable), then, and in each such case, the Company within 5 days thereafter, shall deliver written notice thereof to the Holder, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the provisions of Section 9.

                  8.       SPECIAL COVENANTS OF THE COMPANY

                  The Company covenants and agrees that:

                  (a) The Company will not, by amendment of its Certificate of Incorporation or through any capital reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of the Warrant Shares above the Purchase Price payable therefor upon such exercise, or take any other action that would cause the Purchase Price to be less than the par value of the Warrant Shares, (ii) will take all such action as may be necessary or appropriate in order that the Company may at all times validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of all Warrants from time to time outstanding and (iii) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets.

                  (b) If any shares of Common Stock required to be reserved for the purpose of exercising the Warrants require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such shares may be issued upon exercise of the Warrants, the Company will, at its expense, as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

                  (c) The Company will give notice to the Holder within ten days after the Company shall have filed with the Commission an application to register any securities of the Company pursuant to the Exchange Act. The Company will review its stock ledgers, stock transfer books and other corporate records periodically (and not less than once in each calendar quarter) in order to determine whether the Holder is or shall have become, directly or indirectly, the owner of record of more than such percentage of any class of the Company's equity securities (as defined in the Exchange Act) as shall cause such Holder to be required to make any filing or declarations to the Company, the Commission or any securities exchange or inter-dealer quotation system pursuant to the provisions of the Exchange Act or the rules and regulations of any such securities exchange or inter-dealer quotation system. The Company will give prompt notice to the Holder whenever it shall have so determined, but in any event not less than quarterly, and such notice shall also specify the information upon which the Company bases such determination; provided, that, the Company shall be required to give such notice only once in each fiscal year to the Holder if its percentage of ownership of record of the Company's equity securities has not changed since the date that the last such notice was given. Nothing contained in this paragraph (c) of Section 8 be construed so as to qualify or limit any reporting obligation of the Holder under the Exchange Act.

                  9.       NOTIFICATION BY THE COMPANY

                  In case at any time:

                           (i) the Company shall declare any dividend or any other distribution upon its Common Stock;

                           (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any Convertible Securities or Options;

                           (iii) the Board of Directors of the Company shall authorize any capital reorganization or reclassification of the capital stock of the Company, or a sale or conveyance of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with or into another Person;

                           (iv) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                           (v) the Company shall propose to take any other action that would require a vote of the Company's stockholders; then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and to the extent legally practicable and to the extent determined as of such time), not less than 30 days before any record date or other date set for definitive action) of the date on which (A) the books of the Company shall close or a record shall be taken with respect to such dividend, distribution, subscription rights or Options or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation, winding-up or other action shall take place or be voted on by the stockholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in said dividend, distribution, subscription rights or Options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, the notice required by this Section 9 shall so state.

                  10.      LIMITATION ON EXERCISE

                  Notwithstanding any other provision hereof, the Holder shall not be entitled to exercise the Warrants if, as a result of such exercise, the Holder would own, control or have power to vote a greater quantity of securities of any kind issued by the Company than the Holder shall be permitted to own, control or have the power to vote under any law or under any regulation, rule or other requirement or any governmental authority at any time applicable to the Holder. For purposes of this Section 10, a written statement of the Holder, to the effect that the Holder is legally entitled to exercise Warrants and that such purchase of the Warrant Shares purchasable upon the exercise of such Warrants will not violate the prohibitions set forth in the preceding sentence, shall be sufficient evidence of the legality thereof and shall obligate the Company to deliver certificates representing the Warrant Shares so purchased in accordance with the other provisions hereof unless the Company shall reasonably disagree as to the accuracy of any material portion of such written statement.

                  11.      NO VOTING RIGHTS; LIMITATIONS OF LIABILITY

                  The Warrants will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for any portion of the Purchase Price or as a stockholder of the Company.

                  12.      DATE OF ISSUANCE

                  The date the Company initially issues the Warrants will be deemed to be the "Date of Issuance" thereof and of each new Warrant issued in exchange, transfer or replacement thereof, regardless of the number of times new certificates representing the unexplored and unexercised rights formerly represented by this Warrant Certificate shall be issued.

                  13.      AMENDMENT AND WAIVER

                  Except as otherwise provided herein, the provisions of the Warrant Certificates may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the holders of a majority of the "Warrant Shares" then outstanding under all of the Warrant Certificates (determined on an as-converted basis), or, in the case of any amendment to, or action prohibited or required under, Section 5.3, 5.4, 5.5, 5.6, 5.8 or 5.9 of any Warrant Certificate, the holders of a majority of the "Registrable Securities" under all of the Warrant Certificates (determined on an as-converted basis); provided, that, changes that are detrimental to the Holder in (i) the Purchase Price, (ii) the number of or class of securities issuable upon the exercise of Warrants, (iii) the conversion adjustment provisions set forth in Section 7 and (iv) the indemnification and contribution provisions set forth in Section 5.7, shall not be made as to the Holder without the consent of the Holder.

                  14.      NO FRACTIONAL SHARES

                  The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may at its option in respect of any final fraction of a share make a payment in cash based on the then effective Purchase Price.

                  15.      RESERVATION OF SHARES

                  The Company will authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of shares of Common Stock or other securities, if so required, to satisfy the exercise of the Warrants.

                  16.      NOTICES

                  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid or when delivered by courier:

                           (i) if to the Original Holder, at 950 Third Avenue, New York, New York 10022, or at such other address as may have been furnished to the Company in writing by the Holder; and

                           (ii) if to the Company, at Route 2 South, Chester, West Virginia 26034, Attention: President, or at such other address as may have been furnished to the Holder in writing by the Company, with a copy to Robert L. Ruben, Esq., Freer & McGarry, 100 Thomas Jefferson Street, N.W., Suite 600, Washington, D.C. 20007.

                  17.      HEADINGS

                  The headings of the Sections and subsections of this Warrant Certificate are inserted for convenience only and shall be deemed not to constitute a part of this Warrant Certificate.

                  18.      GOVERNING LAW; CONSENT TO JURISDICTION

                  This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws of such State. If any action or proceeding shall be brought by the Holder in order to enforce any right or obligation in respect of this Warrant Certificate or the Warrants, the Company hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York, and agrees that venue will be proper in any such court.

                  19.      BINDING EFFECT


                           The terms and provisions of this Warrant Certificate
shall inure to the benefit of the Original Holder and its successors and permitted assigns and shall be binding upon the Company and its successors and permitted assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                  20.      CALCULATION OF AMOUNTS AND PERCENTAGES


                           To the extent that any provision of this Warrant
Certificate requires the approval of the holders of a stated percentage or amount (to the extent constituting less than all) of the Warrants, Warrant Shares or Registrable Securities, all of the "Warrants," "Warrant Shares" and "Registrable Securities," as the case may be, under all of the Warrant Certificates held by the

"Original Holders" thereof and their respective successors and permitted assigns shall be included when making such calculation.

                  21.      REPRESENTATIONS OF ORIGINAL HOLDER

                           The Original Holder represents and warrants that it
is an "accredited investor" as such term is defined in the Rule 501(c) of Regulation D under the Securities Act and that it is acquiring the Warrants for its own account or for one or more accounts (each of which is an "accredited investor") as to which it exercises sole investment discretion, for investment and not with a view to resale or distribution thereof.

                  22.      OTHER REPRESENTATIONS

                  (a) The Company represents and warrants that it has not entered into, and covenants that, on and after the Date of Issuance it will not enter into, any agreement that is inconsistent with or that may prejudice the rights granted to the Holder in this Warrant Certificate or that otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities, other than rights underlying agreements set forth on Schedule 5.8(a) hereto, copies of which have been provided to the Holder.

                  (b) The Company has validly reserved for issuance upon exercise of all of the Warrants, out of its authorized but unissued share capital, a sufficient number of shares of Common Stock so as to enable the Holder to exercise the Warrants in full.

                  WITNESS the seal of the Company and the signatures of its duly authorized officers.

Dated: July 2, 1996                          WINNERS ENTERTAINMENT, INC.



                                             By:  /s/  Edson R. Arneault
                                                 ----------------------------
                                             Name: Edson R. Arneault
                                             Title:President

Attest:

/s/  Robert L. Ruben
- -----------------------------
Robert L. Ruben
Assistant Secretary

                                                                       EXHIBIT I

                                   ASSIGNMENT
               To Be Executed by the Registered Holder Desiring to
                      Transfer Purchase Rights Evidenced by
                        the Within Warrant Certificate of

                           WINNERS ENTERTAINMENT, INC.

         FOR VALUE RECEIVED, the undersigned registered Holder hereby sells, assigns and transfers unto _________________ the right to purchase ________ Warrant Shares (as defined in the Warrant Certificate) covered by the within Warrant Certificate, and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the applicable number of Warrants on the books of the Company (as defined in the Warrant Certificate), with full power of substitution.

                         Name of
                         Registered Holder
                                           --------------------------------
                         Signature
                                   ----------------------------------------
                         Title
                                   ----------------------------------------
                         Address
                                  -----------------------------------------

                         --------------------------------------------------

Dated: __________, 19__

In the presence of

- ---------------------

                                     NOTICE:

The signature to the foregoing Assignment must correspond to the name written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                      EXHIBIT II


                               EXERCISE AGREEMENT


               To Be Executed by the Registered Holder Desiring to Exercise Warrants Represented by the Within Warrant Certificate of


                           WINNERS ENTERTAINMENT, INC.


                  The undersigned registered holder hereby exercises the right to purchase _____ shares of the Common Stock covered by the within Warrant Certificate, according to the conditions thereof, and herewith make payment in full of the Purchase Price of such shares, $______.

                         Name of
                         Registered Holder
                                           --------------------------------
                         Signature
                                   ----------------------------------------
                         Title
                                   ----------------------------------------
                         Address
                                  -----------------------------------------

                         --------------------------------------------------

Dated: __________, 19__

                      SCHEDULE OF SUBSTANTIALLY IDENTICAL
                                    WARRANTS



         The following four warrants are substantially identical in all material respects to the warrant identified as Exhibit 4(1) in Item 14 of Part IV, with the following exceptions:

         Warrant Certificate No. 2 issued to Madeleine, LLC, dated July 2, 1996, to purchase 250,000 shares of the common stock of Winners Entertainment, Inc. at $1.06 per share for five years commencing July 2, 1996.

         Warrant Certificate No. 3 issued to Bridge Capital, LLC, dated July 2, 1996, to purchase 25,000 shares the common stock of Winners Entertainment, Inc. at $0.80 per share for five years commencing July 2, 1996.

         Warrant Certificate No. 4 issued to Brownstone Holdings, LLC, dated July 2, 1996, to purchase 25,000 shares of Winners Entertainment, Inc. at $0.80 per share for five years commencing July 2, 1996.

         Warrant Certificate No. 5 issued to Madeleine LLC, dated July 2, 1996, to purchase 350,000 shares of Winners Entertainment, Inc. at $1.06 per share for five years commencing July 2, 1996.